Exhibit 99.1

THE DOLAN COMPANY APPOINTS CHIEF RESTRUCTURING OFFICER,

RECEIVES CONTINUED LISTING STANDARDS NOTICE FROM THE NYSE

MINNEAPOLIS, Minn. (January 2, 2014) – The Dolan Company (NYSE: DM) announced today that it has appointed Kevin Nystrom, managing director of Zolfo Cooper, as its chief restructuring officer.

Nystrom will report to the company’s board of directors and will have oversight responsibility for the company’s operations and finances. As part of these responsibilities, he will be actively engaged with the company’s senior lenders, including Bayside Capital, which now holds participation interests covering a majority of the indebtedness outstanding under the company’s senior credit facility.

“We are pleased to be adding such an experienced and capable professional to our team,” said James P. Dolan, chairman, chief executive officer and president. “Kevin will play a very important role in our efforts to stabilize our finances and strengthen our businesses. I look forward to working closely with him as we move forward.”

The Dolan Company also said that it received a continued listing standards notice from the New York Stock Exchange (“NYSE”) because the price of its common stock has fallen below the exchange’s minimum share price rule. The NYSE requires the average closing price of a listed security to be at least $1.00 per share over a consecutive 30 trading-day period.

The Dolan Company is a leading provider of professional services and business information to the legal, financial and real estate sectors. Its Professional Services Division provides specialized outsourced services to the legal profession primarily through its subsidiaries DiscoverReady and Counsel Press. DiscoverReady provides outsourced discovery management and document review services to major companies and law firms. Counsel Press is the nation’s largest provider of appellate services to the legal community. The company’s Business Information Division publishes business journals, court and commercial media and other highly focused information products and services, operates web sites and produces events for targeted legal and professional audiences in each of the 19 geographic markets that it serves across the United States.

Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts are forward-looking statements. Such forward-looking statements include statements related to the company’s “guidance” as well as statements using words such as “anticipate,” “expect,” “believe,” “convinced,” “continue,” “to come,” “will,” “may,” “estimate,” “assume,” “presume,” “pursue,” “outlook,” “look,” “optimistic,” “plan,” “goal,” “milestone” and similar expressions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: our ability to fund our ongoing operations, repay our indebtedness, pay dividends on our preferred stock, fund capital expenditures, make divestitures on acceptable terms, and make any acquisitions; our ability to comply with covenants in our debt instruments; our ability to obtain waivers from our lenders of any failure to comply with covenants in our debt instruments or of events of default; our ability to amend our debt instruments in the future; our ability to retain key customers and develop new customer relationships in our litigation support services segment; the possibility that we may have to record significant charges to earnings as a result of impairment of our intangible assets; our ability to retain key personnel; the adverse resolution of a future lawsuit or claim against us; the failure or disruption of our proprietary case management software systems, our document hosting, processing, conversion and review systems, or our website and online networks; the risk that our customers or their clients fail to timely pay us for our services, or at all; the effect of existing and future legislation, government investigations, litigation, court orders, settlements and client slow-downs on our mortgage default processing services and public notice operations;; and the other risk factors described under “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2012, which we filed with the SEC on March 8, 2013, and those highlighted in our Form 10-Q for the quarter ended September 30, 2013, which we filed with the SEC on November 12, 2013. We undertake no obligation to update any forward-looking statements in light of new information or future events.

Contact:

Bob Evans, Director of Investor Relations and Corporate Development

(612) 317-9430

Bob.evans@thedolancompany.com